UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: June 18, 2018

(Date of earliest event reported)

Uniprop Manufactured Housing Communities Income Fund II

(Exact name of registrant as specified in its charter)

Michigan	000-16701	38-2702802
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

280 Daines Street, Suite 300, Birmingham, MI 48009
(Address of principal executive offices) (Zip Code)

248-645-9220
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 MATERIAL DEFINITIVE AGREEMENT

Uniprop Manufactured Housing Communities Income Fund II (”Fund”) currently owns one manufactured housing community located in Nevada.

On April 27, 2018, the Fund entered into a Contract for the Purchase and Sale of all the Real and Personal Property of West Valley, located in Las Vegas, NV, with a Buyer (“Buyer”).

On June 15, 2018, the Fund and Buyer executed an Amendment to the Purchase and Sale Agreement which allowed for a reduction of the Purchase Price from $45,571,000 to $43,471,000, a reduction of 4.6% due to issues discovered during due diligence. The Earnest Money Deposit increased to $2,000,000 and is now nonrefundable to the Buyer, except in the event that the Fund refuses to close. In addition, the Amendment provides that a closing date shall occur no later than July 25, 2018. However, if the Buyer provides written notice to the Fund by July 19, 2018 and pays an extension fee of $40,000, the Closing Date can be extended to August 1, 2018. The Extension Fee will not be credited to the Purchase Price.

The Amendment to the Contract was unanimously approved by the Board of Directors and the recommendation from the General Partner to amend the Contract was supported by the Consultant for the Fund.

While the Fund’s management believes that the Buyer is financially capable of completing the proposed transaction and intends to consummate the purchase, there can be no assurance that the closing will occur.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIPROP MANUFACTURED HOUSING
COMMUNITIES INCOME FUND II
(Registrant)

Dated: June 18, 2018

By:	Genesis Associates Limited Partnership,
General Partner

By:	Uniprop Inc.,
its Managing General Partner

By:	/s/ Susann E. Kehrig

Susann E. Kehrig, Principal Financial Officer